As filed with the Securities and Exchange Commission on March 14, 2014

Registration No. 333-191272

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1

ON

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________________________

American Riding Tours, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

46-2143018

(I.R.S. Employer Identification No.)

848 N. Rainbow Blvd., #136

Las Vegas, Nevada 89107-1103

Phone: (702) 277-5916

(Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

Edward Zimmerman III

848 N. Rainbow Blvd., #136

Las Vegas, Nevada 89107-1103

Phone: (702) 277-5916

(Name, address and telephone number of agent for service)

Copies to:

Thomas C. Cook, Esq.

Law Offices of Thomas C. Cook, Ltd.

500 N. Rainbow Blvd., Suite 300

Las Vegas, NV 89107

Phone: (702) 221-1953

Fax: (702) 221-1963

AMERICAN RIDING TOURS, INC.

NOTIFICATION OF STATUS OF REGISTRATION STATEMENT

The Registration Statement on Form S-1, SEC file number 333-191272, originally filed by American Riding Tours, Inc. (the "Registrant") on September 20, 2013, as amended by Amendment No. 1, Amendment No. 2, on Form S-1/A thereto, filed with the Commission on October 31, 2013, and November 25, 2013, respectfully (as so amended, the "Registration Statement") and deemed effective by the U. S. Securities and Exchange Commission on December 18, 2013, related to the Offering of a maximum of 300,000 shares of our $0.001 par value common stock at a price of $0.01 per share pursuant to a self-underwritten Offering. The Registrant closed on the Offering on March 13, 2014. The maximum number (300,000 shares) were sold by the Registrant to thirty-one (31) investors in conjunction with the registered Offering for an aggregate of $3,000.00. There were no unsold shares in this Offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on March 14, 2014.

Date: March 14, 2014

American Riding Tours, Inc. Registrant
By:/s/ Edward Zimmerman III
Edward Zimmerman III Chief Executive Officer, President and Director Principal Executive, Financial and Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Edward Zimmerman III Edward Zimmerman III	Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director	March 14, 2014